Exhibit 99.1

Sparton Announces Termination of Merger Agreement with Ultra

SCHAUMBURG, Ill.–(BUSINESS WIRE)–March 5, 2018–Sparton Corporation (NYSE: SPA) today announced the termination by Sparton and Ultra Electronics Holdings plc of their July 7, 2017 merger agreement.

During the review of the proposed merger by the United States Department of Justice (the “DOJ”), the United States Navy (the “Navy”) expressed the view that instead of the parties proceeding with the merger, each of Sparton and Ultra should enhance its ability to independently develop, produce and sell sonobuoys and over time work toward the elimination of their use of Sparton’s and Ultra’s ERAPSCO joint venture for such activities. The staff of the DOJ then informed Sparton and Ultra that it intended to recommend that the DOJ block the merger. The parties expected that the DOJ would follow this recommendation and seek an injunction in court to block the merger. As a result of the view of the Navy and the position of the DOJ, Sparton and Ultra determined that it was in the best interests of the parties to proceed to terminate the merger agreement. Sparton and Ultra also understand that the DOJ intends to open an investigation for purposes of evaluating the parties’ ERAPSCO joint venture. Based on historical practice, Sparton anticipates that the Navy will assist in funding Sparton’s transition to independently developing, producing and selling sonobuoys.

The Board of Directors of Sparton continues to support Sparton’s management and employees in their implementation of improvements in Sparton’s operations and financial performance, their ongoing conduct of Sparton’s business and their focus on delivering superior products and services to Sparton’s customers around the world. In addition, as a result of the termination of the merger agreement with Ultra, Sparton will seek to re-engage with parties that previously expressed an interest in acquiring all or a part of Sparton and that are in a position to expeditiously proceed to effect such a transaction. There can be no assurance that any such transaction will occur.

About Sparton Corporation

Sparton Corporation (NYSE:SPA), now in its 118th year, is a provider of complex and sophisticated electromechanical devices with capabilities that include concept development, industrial design, design and manufacturing engineering, production, distribution, field service, and refurbishment. The primary markets served are Medical & Biotechnology, Military & Aerospace, and Industrial & Commercial. Headquartered in Schaumburg, IL, Sparton currently has thirteen manufacturing locations and engineering design centers worldwide. Sparton’s Web site may be accessed at www.sparton.com.

Safe Harbor and Fair Disclosure Statement

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: To the extent any statements made in this release contain information that is not historical, these statements are essentially forward-looking and are subject to risks and uncertainties, including the difficulty of predicting future results, the regulatory environment, fluctuations in operating results and other risks detailed from time to time in Sparton’s filings with the SEC. The matters discussed in this press release may also involve risks and uncertainties concerning Sparton’s services described in Sparton’s filings with the SEC. In particular, see the risk factors described in Sparton’s most recent Form 10-K and subsequent Forms 10-Q. Additional factors may include the outcome of any investigation into Sparton’s and Ultra’s ERAPSCO joint venture that the DOJ might open, the ability of Sparton to obtain financing on acceptable terms to fund its transition to independently developing, producing and selling sonobuoys and the outcome of any potential engagement with third parties that might be interested in acquiring all or a part of Sparton. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for Sparton’s ongoing obligations to disclose material information as required by the federal securities laws, Sparton does not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Contact

Investors:

Institutional Marketing Services (IMS)

John Nesbett/Jennifer Belodeau, 203-972-9200

jnesbett@institutionalms.com

or

Company:

Sparton Corporation

Joseph McCormack, 847-762-5812

jmccormack@sparton.com